July 22, 2016

Holly Energy Partners Increases Quarterly Distribution; 47th Consecutive Quarterly
Distribution Increase

Increases quarterly distribution to $0.585 per unit from $0.575 per unit

DALLAS--(BUSINESS WIRE)-- The Board of Directors of Holly Energy Partners, L.P. (NYSE:HEP) has declared a cash distribution of $0.585 per unit for the second quarter of 2016, a 7.3% increase compared to the $0.545 per unit distribution declared for the second quarter of 2015. Today’s distribution, reflective of the company’s strong and stable cash generation, represents an acceleration in year over year distribution growth and progress towards Holly Energy’s 8% distribution growth target. Holly Energy has increased its distribution to unitholders every quarter since becoming a publicly-traded partnership in July 2004, with today’s distribution marking the forty-seventh consecutive quarterly distribution increase. The distribution will be paid on August 12, 2016 to unitholders of record on August 1, 2016.

Holly Energy plans to announce results for its second quarter of 2016 on August 2, 2016, before the opening of trading on the NYSE. The Partnership has scheduled a webcast at 4 p.m. Eastern time that day to discuss financial results.

The webcast may be accessed at: https://event.webcasts.com/starthere.jsp?ei=1109621.

About Holly Energy Partners, L.P.:

Holly Energy Partners, L.P., headquartered in Dallas, Texas, provides petroleum product and crude oil transportation, terminalling, storage and throughput services to the petroleum industry, including HollyFrontier Corporation subsidiaries. The Partnership, through its subsidiaries and joint ventures, owns and/or operates petroleum product and crude gathering pipelines, tankage and terminals in Texas, New Mexico, Arizona, Washington, Idaho, Oklahoma, Utah, Nevada, Wyoming and Kansas as well as refinery processing units in Kansas.

Forward-looking Statement:

The statements in this press release relating to matters that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. These statements are based on our beliefs and assumptions and those of our general partner using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties. Although we and our general partner believe that such expectations reflected in such forward-looking statements are reasonable, neither we nor our general partner can give assurance that our expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in these statements. Any differences could be caused by a number of factors including, but not limited to:

•
risks and uncertainties with respect to the actual quantities of petroleum products and crude oil shipped on our pipelines and/or terminalled, stored and throughput in our terminals; the economic viability of HollyFrontier Corporation, Alon USA, Inc. and our other customers;

•	the demand for refined petroleum products in markets we serve;

•	our ability to purchase and integrate future acquired operations;

•	our ability to complete previously announced or contemplated acquisitions;

•	the availability and cost of additional debt and equity financing;

•	the possibility of reductions in production or shutdowns at refineries utilizing our pipeline and terminal facilities;

•	the effects of current and future government regulations and policies;

•	our operational efficiency in carrying out routine operations and capital construction projects;

•	the possibility of terrorist attacks and the consequences of any such attacks;

•	general economic conditions; and

•	other financial, operations and legal risks and uncertainties detailed from time to time in our Securities and Exchange Commission filings.
The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Holly Energy Partners, L.P.
Julia Heidenreich, 214-954-6511
Vice President, Investor Relations
or
Craig Biery, 214-954-6511
Manager, Investor Relations